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                                                                   EXHIBIT 10.6

                                   AGREEMENT

   THIS AGREEMENT ("this Agreement") made and entered into effective May 18, 2001, by and among DENNIS P. WILKINS ("Seller"), and M. STEPHEN WALKER and JOHN BOYD DOUGLAS, JR. (collectively, "Buyers" and individually, "Buyer"), COMPUTER PROGRAMS AND SYSTEMS, INC., an Alabama corporation (the "Corporation"), and AMSOUTH BANK (the "Lender").

                                  WITNESSETH:

   WHEREAS, Seller is selling certain Non-Voting Common Stock to each of the Buyers in the proportions set forth on Exhibit "A" hereto;

   WHEREAS, the Seller, the Buyers and the Corporation have requested that the Lender finance the Buyers' acquisition of the above-described Non-Voting Common Stock and the Lender has agreed to do so provided that, among other things, the Corporation agrees to purchase the money loans made to the Buyers under the circumstances set forth herein; and

   WHEREAS, the sale by Seller to Buyers is of material benefit to the Corporation in that it induces the Buyers to remain as employees of the Corporation and become long-term employees of the Corporation; and

   NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the parties hereto do hereby agree as follows:

   1. MATERIAL INDUCEMENT. The Corporation, the Seller, and the Buyers acknowledge that their respective obligations under this Agreement are a material inducement to the Bank to make the loans described herein.

   2. EVIDENCE OF AND SECURITY FOR INDEBTEDNESS. The loan to each of the Buyers (each such loan as the same be renewed, extended, modified or restructured is hereinafter sometimes referred to as "Loan") shall be evidenced by a promissory note signed by such Buyer in favor of the Lender and secured by a pledge of the Non-Voting Common Stock shares purchased by such Buyer hereunder. Other than the foregoing pledge in favor of the Lender, for so long as the purchase money lent by the Lender to such Buyer remains outstanding, no Buyer shall transfer, sell, mortgage, place a security interest or lien upon, or otherwise dispose of the shares purchased with funds lent to such Buyer by Lender or resulting from recapitalizations or stock dividends that adjust the outstanding shares of the Corporation's capital stock.

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   3.  PURCHASE REQUIREMENT.  (a) In the event that (i) the employment of a
Buyer by the Corporation is terminated, at either the election of the Corporation or such Buyer (a termination arising as a result of the Buyer's death shall not be deemed a termination of employment for these purposes), or
(ii) the Lender declares a default by a Buyer under such Buyer's promissory note (as the same may have been renewed, extended, modified or extended from time to time) and/or pledge agreement to Lender, then the Corporation shall purchase from the Lender, and the Lender shall sell to the Corporation, the Loan made by the Lender to such Buyer whose employment was terminated or whose promissory note and/or pledge agreement in favor of the Lender was declared to be in default for cash within thirty (30) days after the termination of said employment of such Buyer or the declaration of default of such Buyer's promissory note and/or pledge agreement in favor of the Lender, as the case may be.

   (b)  In addition, so long as any Loan remains unpaid, in the event that:

      (i) as of any date, the total shareholders' equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet for the Corporation prepared as of such date in accordance with those generally accepted accounting principles and practices that are recognized by the American Institute of Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof as to properly affect the financial condition of the Corporation and the results of operations and changes in financial position of the Corporation with such changes in accounting principles and practices as are required by said Accounting Principles Board of Financial Accounting Standards Board (or other appropriate board or committee of said Boards) in order to continue as a generally accepted accounting principle or practice ("Generally Accepted Accounting Principles" or "GAAP") shall be less than $6,800,000.00;

      (ii) the Corporation shall incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable with respect to any indebtedness, liability or obligation, whether contingent, liquidated or mature, to any person or entity other than Lender that would be reflected on the Corporations's balance sheet prepared in accordance with GAAP except for current liabilities for taxes and assessments incurred in the ordinary course of the Corporation's business, accounts payable or accrued that are incurred in the ordinary course of the Corporation's business and are promptly paid and discharged in accordance with customary trade terms, leases of personal property used in the business of the Corporation, and indebtedness reflected in the Corporation's latest financial statements provided to the Lender prior to the date of this Agreement;

      (iii) the ratio of (1) the Corporation's income (or deficit) before provision for income taxes for any fiscal year of the Corporation, plus the Corporation's interest expenses for such period, plus the Corporation's non-cash expenses such as depreciation for such period, plus the expenses for rental of operational facilities for the Corporation for such period to
   (2) any dividends, including the value of any in kind dividends, paid or declared to the Corporation's shareholders during such period, plus the Corporation's interest expenses for such period, plus the amount of any principal reductions in the Corporation's indebtedness during said period, plus the expenses for rental of operational facilities for the Corporation for such period shall fail to be 1.1:1 or greater; or

      (iv) the Corporation shall fail to comply with the requirements of Paragraph 3 or Paragraph 4 of this Agreement,

then the Corporation shall purchase from the Lender, and the Lender shall sell to the Corporation, for cash within thirty (30) days for a demand by the Lender, each Loan made by the Lender to any and all of the Buyers who have not satisfied such indebtedness in full.

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   (c)  In the event the Corporation is obligated in accordance with the terms of this Agreement to purchase any Loan made to a Buyer, the purchase price shall be an amount equal to the outstanding principal balance of such Loan plus all accrued interest and other charges permitted under the loan documentation, and the Lender shall assign such indebtedness, the evidence thereof, and the security therefor, to the Corporation without warranty, representation or recourse of any kind whatsoever other than as to the outstanding balance thereof and that no encumbrances were created by the Lender.

   4. FINANCIAL STATEMENTS AND CERTIFICATES. Within ninety days of the end of each of the Corporation's fiscal years while this Agreement remains in effect, the Corporation shall provide to the Lender (a) financial statements as of the end of such fiscal year, including without limitation a balance statement and statements of income and expenses both for such fiscal year and comparative to the prior fiscal year of the Corporation, and (b) a certificate of the chief financial officer of the Corporation certifying that each of the Buyers who is not deceased remains an employee of the Corporation and that no condition exists that would require the Corporation to purchase the indebtedness of the Buyers pursuant to paragraph 3(b) hereof. In addition, the Corporation shall deliver to the Lender such additional financial information as the Lender might reasonably request.

   5. RELATIONSHIP OF PARTIES AND INDEMNITY. The Corporation and the Buyers acknowledge that the Lender is not a principal in the sale of the Non-Voting Common Stock by the Sellers to the Buyers or the purchase of the same by the Buyers and is not the agent of either the Corporation or of any of the Buyers but, rather, is merely financing said purchase by the Buyers. Accordingly, the Corporation, the Seller, and each of the Buyers hereby agree to indemnify and hold harmless the Lender from any and all claims, losses, and liabilities, including without limitation any costs incurred in defending against any such claims, losses, and liabilities or in collecting or attempting to collect on its right to be indemnified hereunder, relating to the sale of Non-Voting Common Stock by the Seller and the purchase of the same by the Buyers or relating to the sale by the Lender to the Corporation of any Loan.

   6. SUCCESSORS, HEIRS, EXECUTORS AND ADMINISTRATORS. This Agreement shall be binding upon the parties hereto and their respective successors, heirs, executors, administrators, successors and assigns.

   7. APPLICABLE LAW. This Agreement has been executed in the State of Alabama, and shall be governed by and construed in accordance with the laws thereof.

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   IN WITNESS WHEREOF, the said COMPUTER PROGRAMS AND SYSTEMS, INC. and AMSOUTH
BANK have each caused its respective name to be signed hereto by its duly authorized officer and the Seller and Buyers have hereunto set their respective hands and seals, as of the month, day and year first hereinabove written.


                                         CORPORATION:

                                         COMPUTER PROGRAMS AND SYSTEMS, INC.

                                         By:       /s/  David A. Dye
                                             ----------------------------------
                                         As its:          President

ATTEST:

By:      /s/  M.S. Walker
     -------------------------
Its:    Secretary/Treasurer


                                         LENDER:

                                         AMSOUTH BANK

                                         By:       /s/  Claire G. Baker
                                             ----------------------------------
                                         As its:        Vice President


                                        SELLER:



                                                /s/  Dennis P. Wilkins
                                        ---------------------------------------
                                        DENNIS P. WILKINS

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                                                   BUYERS:


                                                      /s/  M. Stephen Walker
                                                   -----------------------------
                                                   M. STEPHEN WALKER


                                                    /s/  John Boyd Douglas, Jr.
                                                   -----------------------------
                                                   JOHN BOYD DOUGLAS, JR.

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